Exhibit 99.1

NEWS FROM SEI

Investor Contact:	Media Contact:
Murray Louis	Dana Grosser
SEI	SEI
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 7

FOR IMMEDIATE RELEASE

SEI REPORTS FIRST-QUARTER 2011 FINANCIAL RESULTS

OAKS, Pa., April 27, 2011 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2011. Diluted earnings per share were $.31 in first-quarter 2011 and first-quarter 2010. These results include gains from Structured Investment Vehicles (SIV) securities of $6.9 million or approximately $.02 diluted earnings per share in first quarter 2011 compared to $17.3 million or approximately $.05 diluted earnings per share in first-quarter 2010.

Consolidated Overview	For the Three Months
(In thousands, except earnings per share)	Ended March 31,
	2011	2010	%
Revenues	$232,493	$221,535	5%
Net Income attributable to SEI	57,728	59,420	(3%)
Diluted Earnings Per Share	$0.31	$0.31	—

“Compared to a year ago, our first-quarter results reflect improved capital markets and growing acceptance for all of our services,” said Alfred P. West, Jr., SEI Chairman and CEO. “First-quarter profits were impacted by increased spending on both development and operational support for the Global Wealth Platform as we increased development for U.S. entry and enhanced our U.K. services. We are confident we are well-positioned for long-term growth in both of these markets.”

Summary of First-Quarter Results by Business Segment

(In thousands)	For the Three Month Period
	Ended March 31,
	2011	2010	%
Private Banks:
Revenues	$86,709	$87,121	—
Expenses	82,403	77,599	6%

Operating Profit	$4,306	$9,522	(55%)
Operating Margin	5%	11%

Investment Advisors:
Revenues	48,108	45,463	6%
Expenses	27,040	27,583	(2%)

Operating Profit	21,068	17,880	18%
Operating Margin	44%	39%

Institutional Investors:
Revenues	53,185	50,339	6%
Expenses	26,953	26,380	2%

Operating Profit	26,232	23,959	9%
Operating Margin	49%	48%

Investment Managers:
Revenues	43,441	37,610	16%
Expenses	27,999	24,559	14%

Operating Profit	15,442	13,051	18%
Operating Margin	36%	35%

Investments in New Businesses:
Revenues	1,050	1,002	5%
Expenses	3,125	2,661	17%

Operating Loss	(2,075)	(1,659)	N/A
Operating Margin	N/A	N/A

Totals:
Revenues	$232,493	$221,535	5%
Expenses	167,520	158,782	6%
Corporate overhead expenses	10,648	9,717	10%
Noncontrolling interest reflected in segments	(272)	(309)	N/A

Income from operations	$54,597	$53,345	2%

First-Quarter Business Commentary:

•	Sales events, net of client losses, during first-quarter 2011 totaled $13.8 million and are expected to generate net annualized recurring revenues of approximately $12.5 million.

•

Asset management, administration, and distribution fee revenues increased primarily due to higher asset balances under management and administration from existing clients because of improved capital markets.

•	Assets under management increased $6.9 billion to $179.2 billion at March 31, 2011, as compared to $172.3 billion at December 31, 2010.

•

Total consolidated expenses in first-quarter 2011 reflect increased spending on the Global Wealth Platform (GWP). During the first-quarter 2011, we incurred additional costs related to production and maintenance to run the platform as well as additional costs associated with the ongoing development of GWP. We estimate these additional costs to be approximately $3.0 million above fourth-quarter 2010 levels.

•

Net income attributable to SEI and diluted earnings per share results include gains from SIV securities of $6.9 million or approximately $.02 diluted earnings per share in first-quarter 2011 compared to $17.3 million or approximately $.05 diluted earnings per share in first-quarter 2010. Excluding the gains from SIV securities, diluted earnings per share were $.29 in first-quarter 2011 compared to $.26 in first-quarter 2010.

•	In the first-quarter 2011, SEI purchased 1,725,000 shares of its common stock for $39.5 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on April 27, 2011. Investors may listen to the call at www.seic.com/investors or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 199003.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of investment processing, fund processing, and investment management business outsourcing solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of March 31, 2011, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages or administers $429 billion in mutual fund and pooled assets or separately managed assets, including $179 billion in assets under management and $250 billion in client assets under administration. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Asset management, admin. and distribution fees	$167,504	$152,938
Information processing and software servicing fees	55,824	58,626
Transaction–based and trade execution fees	9,165	9,971

Total revenues	232,493	221,535

Subadvisory, distribution and other asset mgmt costs	26,296	25,583
Software royalties and other information processing costs	7,017	6,074
Brokerage commissions	6,581	7,425
Compensation, benefits and other personnel	71,025	67,216
Stock based compensation	3,732	6,657
Consulting, outsourcing and professional fees	25,998	20,707
Data processing and computer related	11,303	9,928
Facilities, supplies and other costs	14,102	13,494
Amortization	6,231	5,900
Depreciation	5,611	5,206

Total expenses	177,896	168,190

Income from operations	54,597	53,345
Net gain on investments	7,278	17,479
Interest and dividend income	1,544	1,700
Interest expense	(204)	(471)
Equity in earnings of unconsolidated affiliate	28,949	24,074

Income before taxes	92,164	96,127

Income taxes	34,124	36,269

Net income	58,040	59,858

Less: Net income attributable to noncontrolling interest	(312)	(438)

Net income attributable to SEI	$57,728	$59,420

Diluted earnings per common share	$0.31	$0.31

Shares used to calculate diluted earnings per common share	188,495	191,062

Basic earnings per common share	$0.31	$0.31

Shares used to calculate basic earnings per common share	185,787	189,948

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited)
	March 31, 2011	December 31, 2010
Assets
Cash and short-term investments	$498,039	$496,292
Restricted cash	4,000	4,000
Receivables, net	162,186	165,772
Securities owned	20,009	—
Other current assets	18,513	17,655

Total current assets	702,747	683,719

Property and equipment, net	142,333	140,568
Marketable securities	148,384	179,364
Capitalized software, net	299,006	294,332
Investment in unconsolidated affiliate	69,237	64,409
Other assets, net	16,328	14,831

Total assets	$1,378,035	$1,377,223

Liabilities
Current liabilities	$125,066	$127,600
Long-term debt	60,000	95,000
Deferred income taxes	94,074	92,253
Long-term liabilities	5,939	5,645

Total SEI Investments Company shareholders’ equity	1,077,069	1,041,570
Noncontrolling interest	15,887	15,155

Total Equity	1,092,956	1,056,725

Total liabilities and equity	$1,378,035	$1,377,223

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Mar. 31, 2010	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010	Mar. 31, 2011
Private Banks:
Equity/Fixed Income prgms.	$12,635	$11,769	$12,842	$13,512	$14,809
Collective Trust Fund prgm.	1,023	640	615	626	576
Liquidity funds	5,329	5,175	5,034	5,120	5,217

Total assets under mgmt.	$18,987	$17,584	$18,491	$19,258	$20,602

Client assets under admin.	11,429	10,335	10,557	10,672	11,227

Total assets	$30,416	$27,919	$29,048	$29,930	$31,829

Investment Advisors:
Equity/Fixed Income prgms.	$26,222	$23,699	$26,091	$27,680	$28,296
Collective Trust Fund prgm.	2,284	2,066	2,028	1,820	1,618
Liquidity funds	1,731	2,635	2,253	1,641	1,551

Total assets under mgmt.	$30,237	$28,400	$30,372	$31,141	$31,465

Institutional Investors:
Equity/Fixed Income prgms.	$45,891	$43,506	$47,667	$48,699	$51,287
Collective Trust Fund prgm.	657	643	641	623	608
Liquidity funds	3,198	2,558	3,475	3,382	3,202

Total assets under mgmt.	$49,746	$46,707	$51,783	$52,704	$55,097

Investment Managers:
Equity/Fixed Income prgms.	$2	$1	$1	$1	$37
Collective Trust Fund prgm.	7,639	7,366	7,781	8,177	8,841
Liquidity funds	447	428	423	313	139

Total assets under mgmt.	$8,088	$7,795	$8,205	$8,491	$9,017

Client assets under admin. (A)	220,807	220,459	227,777	233,079	238,335

Total assets	$228,895	$228,254	$235,982	$241,570	$247,352

Investments in New Businesses:
Equity/Fixed Income prgms.	$534	$496	$533	$569	$598
Liquidity funds	72	74	82	65	56

Total assets under mgmt.	$606	$570	$615	$634	$654

LSV Asset Management
Equity/Fixed Income prgms.	$54,189	$47,822	$54,492	$60,058	$62,370

Consolidated:
Equity/Fixed Income prgms (B)	$139,473	$127,293	$141,626	$150,519	$157,397
Collective Trust Fund prgm.	11,603	10,715	11,065	11,246	11,643
Liquidity funds	10,777	10,870	11,267	10,521	10,165

Total assets under mgmt.	$161,853	$148,878	$163,958	$172,286	$179,205

Client assets under admin. (C)	232,236	230,794	238,334	243,751	249,562

Total assets	$394,089	$379,672	$402,292	$416,037	$428,767

(A)	Client assets under administration in the Investment Managers segment include $54.0 billion of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of March 31, 2011).
(B)	Equity/Fixed Income programs include $2.3 billion of assets invested in various asset allocation funds at March 31, 2011.
(C)	In addition to the numbers presented, SEI also administers an additional $5.1 billion in Funds of Funds assets (as of March 31, 2011) on which SEI does not earn an administration fee.